Exhibit 10.1
AMENDMENT NO. 1
TO
RESTRICTED STOCK AGREEMENT
     This AMENDMENT NO. 1 TO RESTRICTED STOCK AGREEMENT (the “Amendment”) is made and entered into as of December 31, 2007 (the “Effective Date”), by and between PowerSecure International, Inc. (formerly known as Metretek Technologies, Inc.), a Delaware corporation (the “Company”), and Sidney Hinton (the “Grantee”).
Recitals
     WHEREAS, the Company and the Grantee have previously entered into that certain Restricted Stock Agreement, dated as of August 15, 2007 (the “Restricted Stock Agreement”), pursuant to which the Company has granted to the Grantee restricted shares of Common Stock, par value $.01 per share (“Common Stock”), of the Company, subject to vesting and other terms and conditions set forth in the Restricted Stock Agreement; and
     WHEREAS, the Company and the Grantee desire to amend the terms of the Restricted Stock Agreement as set forth herein;
Agreement
     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intend to be legally bound hereby, agree as follows:
     1. Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings given to them in the Restricted Stock Agreement.
     2. Amendment. The “Vesting Schedule” of the Restricted Stock Agreement is hereby amended so that the Restricted Share Performance Goal for Fiscal Year 2007 shall be determined by computing the Company’s consolidated net income for Fiscal Year 2007 without regard to the discontinued operations accounting treatment for Metretek, Incorporated (“Metretek Florida”), a wholly-owned subsidiary of the Company, including any charges and reclassification of income from the continuing operations of Metretek Florida.
     3. Effectiveness of Amendment. This Amendment shall be effective as of the date first above written, and all references to the Restricted Stock Agreement, including the terms “this Agreement,” “hereof,” “herein” and the like contained in the Restricted Stock Agreement, shall, as of and after such date, be deemed to be references to the Restricted Stock Agreement as modified by the terms of this Amendment. Except as and to the extent expressly modified by the terms of this Amendment, the Restricted Stock Agreement shall remain in full force and effect in accordance with its terms.
     4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to provisions governing conflicts of laws.

     5. Successor and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     6. Captions. The captions contained in this Amendment are included for convenience of reference only and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Amendment.
      7. Counterparts. This Amendment may be executed in any number of counterparts (including counterparts executed by less than all parties hereto), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
(Next page is the Signature Page)

SIGNATURE PAGE
     IN WITNESS WHEREOF, this Amendment No. 1 to Restricted Stock Agreement has been executed and delivered by or on behalf of the parties hereto as of the date first set forth above.

POWERSECURE INTERNATIONAL, INC.
By:	/s/ Christopher T. Hutter
Its: Vice President and Chief Financial Officer

GRANTEE:
/s/ Sidney Hinton
Sidney Hinton

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